OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Urologix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

October 8, 2004

Dear Fellow Shareholder:

     Enclosed is a Notice and Proxy Statement relating to our upcoming 2004 Annual Meeting of Shareholders. Accompanying the Notice and Proxy Statement is the Urologix, Inc. 2004 Annual Report that describes our business and contains financial statements for the fiscal year ended June 30, 2004.

     The two proposals before shareholders at the 2004 Annual Meeting are:

1.	To elect two directors to hold office for a term of three years or until their respective successors have been elected and shall qualify.

2.	To amend the Company’s Amended and Restated 1991 Stock Option Plan to increase the number of shares of common stock reserved and authorized for issuance thereunder by 1,000,000 shares.

     The board of directors unanimously recommends shareholders vote FOR each of Bobby I. Griffin and Guy C. Jackson, the nominees for election as a director. Moreover, it is essential that we retain key personnel by offering competitive compensation packages that include stock options. For this reason and because only 116,350 shares remained in our Amended and Restated 1991 Stock Option Plan as of September 15, 2004, we are submitting for your approval an amendment to this plan. The board of directors unanimously recommends shareholders vote FOR this plan amendment.

     The Annual Report is accompanied by a Letter to Our Shareholders that includes a summary of our guidance for our 2005 fiscal year. After the date of that letter, we revised our revenue guidance with respect to the first quarter of fiscal 2005. Included in your 2004 Annual Meeting materials is a press release issued on September 29, 2004 that announced the revised guidance. I invite you to listen to a conference call we will be hosting on Tuesday, October 26, 2004 at 10:00 a.m. Central Time to discuss first quarter 2005 results and provide an update on Urologix’ business outlook for fiscal year 2005. Those interested in listening to the live webcast of this conference call can visit our website at www.urologix.com.

     On behalf of the employees and Board of Directors of Urologix, Inc., I would like to thank you for your support. We continue to work hard on your behalf to increase the value of Urologix’ business and look forward to reporting our progress.

Sincerely,

Fred B. Parks Chairman and Chief Executive Officer